EX-23.2
         CONSENT OF MORGENSTERN, SVOBODA & BAER, P.C.


                MORGENSTERN, SVOBODA & BAER, CPAs, P.C.
                     CERTIFIED PUBLIC ACCOUNTANTS
                     40 Exchange Place, Suite 1820
                        New York, N. Y. 10005
                        Tel:  (212) 925-9490
                        Fax:  (212) 226-9134
                     E-Mail:  MORGENCPA@CS.COM

                                                           February 9, 2007

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our Audit Report on Impact Active Team Ltd. (a 100% owned subsidiary of Andain, Inc.) on Form SB-2.

Our Auditor's Report dated October 31, 2006 is for the periods ended December 31, 2005 and 2004.


/s/  Morgenstern, Svoboda & Baer, CPAs, P.C.
Morgenstern, Svoboda & Baer, CPAs, P.C.
Certified Public Accountants